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                                                                   EXHIBIT 23(d)



                                  March 15, 1996

Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

         We hereby consent to the references to this Firm under the captions "THE MERGER-Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement-Prospectus included in the registration statement on Form S-4 to be filed with the Securities and Exchange Commission on March 18, 1996 by Bank of Boston Corporation in connection with the proposed merger of your subsidiary Boston Merger Corp. with and into BayBanks, Inc.


                                       Very truly yours,


                                      /s/ BINGHAM, DANA & GOULD LLP
                                     --------------------------------
                                          BINGHAM, DANA & GOULD LLP